UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 6, 2021

Fortem Resources Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52645	20-4119257
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

67 East 5th Avenue, Vancouver, BC  V5T 1G7
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 403.241.8912

Suite 820, 906 12th Avenue SW, Calgary, Alberta  T2R 1K7
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  [  ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [  ]

Item 1.03
Bankruptcy or Receivership
 On October 6, 2021 (the “Petition Date”), Fortem Resources Inc. (the “Company” or the “Debtor”) filed a voluntary petition (the “Chapter 11 Petition”) under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Nevada (the “Bankruptcy Court”). The Debtor’s chapter 11 case is captioned “In re Fortem Resources Inc.” and was assigned case number BK-21-14823-nmc (the “Chapter 11 Case”).
The Debtor intends to continue to operate its business as a “debtor-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.
The Company anticipates seeking approval of the Bankruptcy Court to approve a debtor-in-possession credit facility in an aggregate principal amount that has not yet been determined (the “DIP Financing”) and to set a timeline for the Chapter 11 Case, culminating in a plan of reorganization (the “Plan of Reorganization”) that is currently being negotiated.  The Company anticipates filing additional Current Reports on Form 8-K once the DIP Financing and Plan of Reorganization have been finalized and signed.
Item 2.04
Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
Pursuant to Section 362 of the Bankruptcy Code, the filing of the Chapter 11 Petition automatically stayed most actions against the Debtor, including actions to collect indebtedness incurred prior to the Petition Date or to exercise control over the Debtor’s property. Subject to certain exceptions under the Bankruptcy Code, the filing of the Chapter 11 Petition also automatically stayed the continuation of most legal proceedings or the filing of other actions against or on behalf of the Debtor or its property to recover on, collect or secure a claim arising prior to the Petition Date or to exercise control over property of the Debtor’s bankruptcy estates, unless and until the Bankruptcy Court modifies or lifts the automatic stay as to any such claim. Notwithstanding the general application of the automatic stay described above, governmental authorities may determine to continue actions brought under their regulatory powers.
Item 3.01
Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
The OTC Pink Open Market also halted trading in the Company’s common stock on October 7, 2021.
The Company’s common stock remains suspended pending a review of the eligibility for continued listing of the Company’s common stock on the NEX Exchange in Canada.
Item 7.01
Regulation FD Disclosure.
On October 18, 2021, the Company issued a news release in connection with the filing of the Chapter 11 Petition. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
Court filings and other documents related to the court-supervised process are available at electronically through the Bankruptcy Court’s CM/ECF system at http://ecf.nvb.uscourts.gov (PACER account required), or by sending an email to the Company’s bankruptcy counsel, Fox Rothschild, LLP, at pchlum@foxrothschild.com.
The information furnished in this Item 7.01 of this Current Report on Form 8-K and the news release attached hereto as Exhibit 99.1 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
Item 9.01
Financial Statements and Exhibits.
(d)           Exhibits
Exhibit No.	Description
99.1	News Release of Fortem Resources Inc. dated October 18, 2021.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTEM RESOURCES INC.

By: /s/ Mark A. Bruner

Marc A. Bruner
Chief Executive Officer

Date: October 18, 2021

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